UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 6, 2013, The Mosaic Company (“Mosaic”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with the Margaret A. Cargill Foundation (the “MACF”) and the Anne Ray Charitable Trust (the “ARCT” and, collectively with the MACF, the “MAC Trusts”) to purchase all of the Mosaic Class A Common Stock, par value $.01 per share (“Class A Common Stock”), held by the MAC Trusts through a series of eight purchases, as set forth in the table below:

	Number of MAC Trusts Shares
	Class A Common Stock, Series A-3	Class A Common Stock, Series A-2
January 8, 2014	21,647,007
February 6, 2014		3,092,429
March 7, 2014		3,092,429
April 4, 2014		3,092,429
May 5, 2014		3,092,429
June 3, 2014		3,092,429
July 1, 2014		3,092,429
July 30, 2014		3,092,434

Total	21,647,007	21,647,008

The Share Repurchase Agreement provides for a per share price for each purchase equal to the Common Market Price, as defined in Mosaic’s Restated Certificate of Incorporation, as of the date of the purchase. In general and subject to the terms and provisions of the Restated Certificate of Incorporation, the Common Market Price as of any date is equal to the volume weighted average trading price of Mosaic Common Stock, par value $.01 per share (“Common Stock”), for each trading day during the preceding 20-day trading period.

In addition to the shares of Class A Common Stock to be purchased by Mosaic under the Share Repurchase Agreement, the MACF and the ARCT own an aggregate of 21,647,007 shares of Common Stock that were converted from outstanding shares of Class A Common Stock, Series A-1, on November 26, 2013. Under the Share Repurchase Agreement, through January 1, 2015, the MAC Trusts have granted Mosaic certain rights of first offer with respect to proposed sales in a market transaction or block trade, through or with a broker or dealer, of more than 5,000,000 of these shares of Common Stock, and certain rights of first refusal with respect to other proposed sales by the MAC Trusts of more than 5,000,000 of these shares of Common Stock.

Also under the Share Repurchase Agreement, among other things, the MAC Trusts have agreed to release Mosaic from its contractual obligation to register any remaining shares of Common Stock in a secondary offering under the Registration Agreement, dated as of January 18, 2011, by and among Mosaic, the MAC Trusts and the other parties thereto.

In addition to possible purchases of the MAC Trusts’ remaining shares of Common Stock, Mosaic is continuing to evaluate other shareholder return options in line with its capital management policy as previously reported in its Annual Report on Form 10-K for the fiscal year ended May 31, 2013 and quarterly report on Form 10-Q for the quarterly period ended September 30, 2013.

The foregoing description of the Share Repurchase Agreement is subject to, and qualified in its entirety by, the full text of the Share Repurchase Agreement attached hereto as Exhibit 10.i, which is incorporated by reference herein.

*****

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the proposed acquisition and assumption of certain related liabilities of the Florida phosphate assets of CF Industries, Inc. (“CF”) and the ammonia supply agreements with CF; the benefits of the transactions with CF; future strategic plans and certain related liabilities and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to risks and uncertainties arising from the possibility that the closing of the proposed phosphate assets acquisition may be delayed or may not occur, including delays arising from any inability to obtain governmental approvals of the transaction on the proposed terms and schedule and the ability to satisfy other closing conditions; difficulties with realization of the benefits of the transactions with CF, including the risks that the acquired assets may not be integrated successfully or that the cost or capital savings from the transactions may not be fully realized or may take longer to realize than expected, regulatory agencies might not take, or might delay, actions with respect to permitting or regulatory enforcement matters that are necessary for Mosaic to fully realize the benefits of the transactions including replacement of CF’s escrowed financial assurance funds, or the price of natural gas or ammonia changes to a level at which the natural gas based pricing under one of the long term ammonia supply agreements with CF becomes disadvantageous to Mosaic; customer defaults; the effects of our decisions to exit business operations or locations; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; changes in foreign currency and exchange rates; international trade risks; changes in government policy; changes in environmental and other governmental regulation, including greenhouse gas regulation, implementation of numeric water quality standards for the discharge of nutrients into Florida waterways or possible efforts to reduce the flow of excess nutrients into the Mississippi River basin or the Gulf of Mexico; further developments in judicial or administrative proceedings, or complaints that Mosaic’s operations are adversely impacting nearby farms, business operations or properties; difficulties or delays in receiving, increased costs of or challenges to necessary governmental permits or approvals or increased financial assurance requirements; resolution of global tax audit activity; the effectiveness of the Company’s processes for managing its strategic priorities; the ability of the Northern Promise joint venture among Mosaic, Ma’aden and SABIC to obtain project financing in acceptable amounts and upon acceptable terms, the future success of current plans for the joint venture and any future changes in those plans; adverse weather conditions affecting operations in Central Florida or the Mississippi River basin or the Gulf Coast of the United States, and including potential hurricanes, excess rainfall or drought; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties, or the liabilities Mosaic is assuming in the proposed phosphate assets acquisition; brine inflows at Mosaic’s Esterhazy, Saskatchewan, potash mine or other potash shaft mines; other accidents and disruptions involving Mosaic’s operations, including potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 5, 2013, The Mosaic Company (“Mosaic,” and Mosaic and its subsidiaries, individually or in any combination, the “Company”) entered into an amended and restated unsecured five-year revolving credit facility of up to $1.5 billion with Wells Fargo Bank, National Association, as Administrative Agent, and certain other lenders (the “Mosaic Credit Facility”). The revolving credit facility is available for revolving credit loans, swing line loans of up to $75 million and letters of credit of up to $150 million. The Mosaic Credit Facility amends a prior unsecured credit facility entered into on April 26, 2011 by the Company with Wells Fargo Bank, National Association, as Administrative Agent, and certain other lenders that consisted of a revolving facility of up to $750 million, swing line loans of up to $20 million and letters of credit of up to $300 million (the “Prior Credit Facility”). Letters of credit outstanding under the Prior Credit Facility became letters of credit under the Mosaic Credit Facility and utilize a portion of the amount available for revolving loans and other letters of credit. Other than letters of credit, no borrowings have been made under the Prior Credit Facility. As of the date hereof, no borrowings are outstanding under the Mosaic Credit Facility, and the net amount available for borrowing and additional letters of credit is approximately $1,480,987,878. Unused commitment fees under the Mosaic Credit Facility accrue at an annual rate of 0.08% to 0.225% depending on Mosaic’s debt ratings.

Compared to the Prior Credit Facility, the Mosaic Credit Facility:

•	increases the amount of the revolving credit facility to $1.5 billion;

•	reduces interest rate margins and commitment fees, in each case depending on the Company’s debt ratings;

•	allows the Company to seek to (i) request one or more term loans and/or (ii) increase the aggregate revolving loan commitments by up to an aggregate amount of $750 million;

•	removes subsidiaries of the Company as guarantors and removes a subsidiary as a borrower; and

•	provides the Company with additional flexibility under restrictive covenants.

The maturity date of the Mosaic Credit Facility is December 5, 2018.

The Mosaic Credit Facility has cross-default provisions that, in general, provide that a failure to pay principal or interest under any one item of other indebtedness in excess of $50 million or $75 million for multiple items of other indebtedness, or breach or default under such indebtedness that permits the holders thereof to accelerate the maturity thereof, will result in a cross-default.

The Mosaic Credit Facility requires the Company to maintain certain financial ratios, including a maximum ratio of Total Debt to EBITDA (as defined) of 3.5 to 1.0, as well as a minimum Interest Coverage Ratio (as defined) of not less than 3.0 to 1.0.

The Mosaic Credit Facility also contains other events of default and covenants that limit various matters. These events of default include limitations on indebtedness, liens, investments and acquisitions (other than capital expenditures), certain mergers, certain sales of assets of the borrowers and guarantors and other matters customary for credit facilities of this nature.

Item 3.03	Material Modification to Rights of Security Holders.

The material in Item 2.03 of this report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the Exhibit Index hereto with respect to the exhibit furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: December 10, 2013	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.i	Share Repurchase Agreement dated December 6, 2013, by and between The Mosaic Company and the Margaret A. Cargill Foundation and the Anne Ray Charitable Trust.